Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

June 18, 2021

TE Connectivity Ltd.

Mühlenstrasse 26

CH-8200 Schaffhausen

Switzerland

Tyco Electronics Group S.A.

46 Place Guillaume II

L-1648 Luxembourg

Ladies and Gentlemen:

We have acted as counsel to TE Connectivity Ltd., a Swiss corporation (“TE Connectivity”), and Tyco Electronics Group S.A., a Luxembourg company (“TEGSA” and, together with TE Connectivity, the “Registrants”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registrants’ Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale from time to time (i) by TE Connectivity of an indeterminate amount of (a) registered shares (the “Registered Shares”); (b) warrants (the “Warrants”); (c) units (the “TE Connectivity Units”) comprised of Registered Shares, Warrants or Debt Securities (as defined below); and (d) guarantees (the “Guarantees”) of Debt Securities; and (ii) by TEGSA of an indeterminate amount of (a) debt securities (the “Debt Securities”) and (b) units comprised of Debt Securities and Registered Shares or Warrants (the “TEGSA Units” and, together with the TE Connectivity Units, the “Units”). We refer to the Registered Shares, the Warrants, the Units, the Guarantees and the Debt Securities collectively as the “Securities.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Prospectus contained in the Registration Statement (the “Prospectus”), the Indenture, dated as of September 25, 2007 (the “Indenture”), among TEGSA, as issuer, TE Connectivity, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), the form of Guarantee of TE Connectivity included in the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of each of the Registrants, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

TE Connectivity Ltd.

Tyco Electronics Group S.A.

June 18, 2021

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of each of the Registrants.

Based on and subject to the foregoing and assuming that (i) each of the Registrants validly exists and has the requisite corporate power and authority to issue the Securities and to execute, deliver and perform its obligations under the Securities, (ii) each trustee for the Debt Securities and warrant agent for the Warrants, when appointed, will validly exist and have the requisite corporate power and authority to enter into and perform its obligations under the Indenture, the supplemental indenture relating to the Debt Securities and any warrant agreement, as applicable, (iii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (iv) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (v) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (vi) TE Connectivity has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated by reference into the Registration Statement, (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement and (viii) any definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Registrants and the other party or parties thereto, we are of the opinion that:

1.       Debt Securities. Assuming that (i) the execution, delivery and performance of any Debt Securities (including any Debt Securities that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) and the terms thereof have been duly authorized by all necessary corporate action on the part of TEGSA, (ii) the form of the Debt Securities and any supplemental indenture relating to such Debt Securities has been duly authorized, executed and delivered by all parties thereto substantially in the form so filed, (iii) the terms of such Debt Securities to be issued under the Indenture and the applicable supplemental indenture have been duly established in conformity with the Indenture and the applicable supplemental indenture so as not to violate any applicable law, affect the enforceability of such Debt Securities or result in a default under or breach of any agreement or instrument binding upon the Registrants, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrants, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and delivered against any contemplated payment therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and (v) such Debt Securities and the supplemental indenture relating to such Debt Securities are governed by New York law, such Debt Securities (including any Debt Securities that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute legal, valid and binding obligations of TEGSA, enforceable against TEGSA in accordance with their terms.

TE Connectivity Ltd.

Tyco Electronics Group S.A.

June 18, 2021

2.       Warrants. Assuming that (i) the execution, delivery and performance of any Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) and the terms thereof have been duly authorized by all necessary corporate action on the part of TE Connectivity, (ii) the warrant agreement or warrant agreements relating to such Warrants have been duly authorized, executed and delivered by all parties thereto substantially in the form so filed, (iii) the terms of such Warrants have been duly established so as not to violate any applicable law, affect the enforceability of such Warrants or result in a default under or breach of any agreement or instrument binding upon TE Connectivity, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over TE Connectivity, (iv) such Warrants or certificates representing such Warrants have been duly executed, authenticated and delivered against any contemplated payment therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and (v) such Warrants and the warrant agreement or warrant agreements relating to such Warrants are governed by New York law, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute legal, valid and binding obligations of TE Connectivity, enforceable against TE Connectivity in accordance with their terms.

3.       Units. Assuming that (i) the execution, delivery and performance of any Units and the terms thereof have been duly authorized by all necessary corporate action on the part of the applicable Registrant and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, (ii) the unit agreement or unit agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto substantially in the form so filed, (iii) the terms of such Units have been duly established so as not to violate any applicable law, affect the enforceability of such Units or result in a default under or breach of any agreement or instrument binding upon the applicable Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Registrant, (iv) such Units have been issued, paid for and delivered against any contemplated payment therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and (v) such Units and the unit agreement or unit agreements relating to such Units are governed by New York law, such Units will constitute legal, valid and binding obligations of the applicable Registrant, enforceable against the applicable Registrant in accordance with their terms.

TE Connectivity Ltd.

Tyco Electronics Group S.A.

June 18, 2021

4.       Guarantees. Assuming that (i) the execution, delivery and performance of any Guarantees and the terms of the offering thereof have been duly authorized by all necessary corporate action on the part of TE Connectivity, (ii) any supplemental indenture relating to such Debt Securities and such Guarantees has been duly authorized, executed and delivered by all parties thereto substantially in the form so filed, (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture, (iv) the terms of the Guarantees to be issued under the Indenture and any applicable supplemental indenture have been duly established in conformity with the Indenture and any applicable supplemental indenture so as not to violate any applicable law, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding upon TE Connectivity, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over TE Connectivity, (v) the Guarantees have been duly executed in accordance with the Indenture and any applicable supplemental indenture and delivered against any contemplated payment therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and (vi) such Guarantees and the supplemental indenture relating to such Guarantees are governed by New York law, such Guarantees will constitute legal, valid and binding obligations of TE Connectivity, enforceable against TE Connectivity in accordance with their terms.

The opinions expressed above with respect to the validity, binding effect and enforceability of the Securities are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The opinions are also subject to the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The opinions expressed herein are limited to the laws of the State of New York and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP